EXHIBIT 23.1



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114, 33-32664 and 33-62301)
and Form S-8 (File Nos. 33-6989, 33-15729, 33-53954, 33-14698,
33-15089, 33-32663, 33-54562, 33-53523, 33-53525 and 33-53537)
and related prospectuses of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                  /S/ ERNST & YOUNG LLP


Boston, Massachusetts
March 25, 1996